United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [☒]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information in Item 2.01 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 1, 2024, iCoreConnect Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Ally Commerce, Inc. dba FeatherPay (the “Seller”). The Seller was engaged in the business of healthcare billing and payment processing.  Pursuant to the Agreement, the Company purchased the assets of the Seller utilized in the Seller’s business. As consideration for the acquired assets: (i) the Company paid to Seller $500,000 in cash, and (ii) the Company agreed to issue to Seller’s stockholders an aggregate of $4,800,000 worth of shares (the “Stock Consideration”) of Company’s Series A Preferred Stock, par value $0.0001 at $10.00 per share totaling 480,000 shares. The transactions contemplated by the Agreement were consummated concurrent with the execution of the Agreement, and the shares of the Company’s Series A Preferred Stock were issued to the Seller’s stockholders pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the issuance of the Stock Consideration, and concurrent with the execution of the Agreement, the Company and Seller’s stockholders entered into a Subscription Agreement, dated January 1, 2024 (the “Subscription Agreement”), whereby the Company will issue the Series A Preferred Stock to the Seller’s stockholders. The Company’s Series A Preferred Stock have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in the Company’s final prospectus and definitive proxy statement dated July 11, 2023. Pursuant to the Subscription Agreement, the Subscribers’ (as defined in the Subscription Agreement) ability to convert the Series A Preferred Stock into shares of the Company’s Common Stock, par value $0.0001, is limited to the extent that such conversion would not require approval of the Company’s stockholders in connection with the rules of the Nasdaq Stock Market. In the event that such conversion is limited by the Subscription Agreement, the Company shall seek shareholder approval of such conversions, and in no event more than 180 days following the date that such securities would have otherwise been convertible into share of the Company’s Common Stock.

The foregoing descriptions of the Agreement and the Subscription Agreement are subject to and qualified in their entirety by reference to the full text of the Agreement and form of Subscription Agreement, copies of which is included as Exhibits 2.1 and 10.1 hereto, respectively, and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 2.01 above is incorporated herein by reference. The securities of the Company that may be issued in connection with the Subscription Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1 *	Asset Purchase Agreement dated January 1, 2024 between iCoreConnect Inc. and Ally Commerce, Inc.
10.1	Form of Subscription Agreement, dated January 1, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: January 4, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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